Exhibit 10.2



                                 FOURTH AMENDMENT
                                      TO THE
                  HANNAFORD NORTHEAST SAVINGS AND INVESTMENT PLAN


      The Hannaford Northeast Savings and Investment Plan (the "Plan") was last amended and restated effective generally January 1, 1993. The Plan was thereafter amended on three occasions and is hereby further amended in the following respects:

  1. The terms used in this Amendment shall have the meanings set forth in the Plan unless the context indicates otherwise.

  2. The first paragraph of Section 2.11 of the Plan is hereby amended to read as follows 2:

          "2.11 Compensation' shall mean the basic compensation paid, before any reduction pursuant to a Deferral Election or a benefit election under an Employer's Code Section 125 plan, by an Employer to an Employee for services rendered while a Participant, including compensation for incentive hours and excluding reimbursements or other expense allowances, fring benefits (cash and noncash), moving expenses, deferred compensation and welfare benefits, unguaranteed overtime pay, bonuses, and other irregular payments."

  3.  This Amendment shall be effective August 20, 1995.